Shelby Forest - Michigan

SUN
SUN COMMUNITIES, INC.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

THIRD QUARTER 2022

Safe Harbor Cowesett - Rhode Island

Marlie Holiday Park - Kent UK

Sun Retreats Sea Isle - New Jersey

NYSE: SUI

Sun Communities, Inc.
Press Release & Supplemental Operating and Financial Data
For the Quarter and Nine Months Ended September 30, 2022 and 2021

Page
Earnings Press Release	i

Overview
Company Overview and Investor Information	1
Financial and Operating Highlights	2
Portfolio Overview	3

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Reconciliation of Net Income Attributable to SUI Common Shareholders to FFO(1)	7
Reconciliation of Net Income Attributable to SUI Common Shareholders to NOI(1)	8
Reconciliation of Net Income Attributable to SUI Common Shareholders to Recurring EBITDA(1)	9

Supplemental Disclosure
Same Property Summary - MH / RV(2)	10
Same Property Summary - Marina	12
UK Operations Summary	13
Acquisitions and Other Summary (excluding UK Operations)(15)	14

Investment Activity
Acquisitions and Dispositions	15
Acquisitions, Development and Capital Improvements	16

Capitalization
Outstanding Securities and Capitalization	17
Debt Analysis	18

Other Operating Information
Home Sales Summary (excluding UK home sales)	19
Rental Program Summary	20
Marina Segment Summary	21
Operating Statistics for MH and Annual RVs (excluding UK Operations)	22

Endnotes, Reconciliations and Definitions Define, reconcile and further explain Non-GAAP financial measures and other capitalized terms, as used in this earnings release	23

Forward-Looking Statements:
This supplemental package contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projected," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "anticipated," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "believes," "scheduled," "guidance," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this document some of which are beyond the Company's control. These risks and uncertainties may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and in the Company's other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include those described under the heading "Cautionary Statement Regarding Forward-Looking Statements" in the accompanying press release.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.
Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.

EARNINGS PRESS RELEASE
October 24, 2022

Sun Communities, Inc. Reports 2022 Third Quarter Results

Diluted Earnings per Share of $1.32
Constant Currency Core FFO(1) per Diluted Share of $2.71 Exceeded Guidance

Strong Demand and Accretive Investments Drive Continued Solid Performance
Record Volume of Transient-to-Annual RV Conversions Propel Gains in Revenue Producing Sites

Manufactured Housing & RV Same Property(2) NOI(1) in the Quarter Increased 6.4 Percent
as Compared to Prior Year

Marina Same Property NOI(1) in the Quarter Increased 9.6 Percent as Compared to Prior Year

Increasing Full-Year Guidance for Constant Currency Core FFO(1)
Providing Preliminary Guidance for 2023 Rental Rate Increases for MH, Annual RV and Marina

Southfield, Michigan, October 24, 2022 – Sun Communities, Inc. (NYSE: SUI) (the "Company" or "SUI"), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") and recreational vehicle ("RV") communities, and marinas (collectively, the "properties"), today reported its third quarter results for 2022.

Financial Results for the Quarter and Nine Months Ended September 30, 2022

•For the quarter ended September 30, 2022, net income attributable to common shareholders was $162.6 million, or $1.32 per diluted share, compared to net income attributable to common shareholders of $231.7 million, or $2.00 per diluted share, for the same period in 2021.

~~•~~For the nine months ended September 30, 2022, net income attributable to common shareholders was $237.3 million, or $1.97 per diluted share, compared to net income attributable to common shareholders of $367.3 million, or $3.27 per diluted share, for the same period in 2021.

i

Non-GAAP Financial Measures and Portfolio Performance

•Constant Currency Core Funds from Operations ("Constant Currency Core FFO")(1) for the quarter and nine months ended September 30, 2022, was $2.71 per common share and dilutive convertible securities ("Share") and $6.11 per Share, respectively, representing 28.4 percent and 17.5 percent increases, respectively, as compared to the corresponding periods in 2021.

•Core Funds from Operations ("Core FFO")(1) for the quarter and nine months ended September 30, 2022, was $2.65 per Share and $6.04 per Share, respectively, representing 25.6 percent and 16.2 percent increases, respectively, as compared to the corresponding periods in 2021.

•Same Property(2) Net Operating Income ("NOI")(1) for MH and RV properties increased by 6.4 percent and 5.8 percent for the quarter and nine months ended September 30, 2022, respectively, as compared to the corresponding periods in 2021. For the Company's Marina properties, Same Property NOI(1) increased by 9.6 percent and 6.8 percent for the quarter and nine months ended September 30, 2022, respectively, as compared to the corresponding periods in 2021.

•Acquisitions totaled $213.9 million during the quarter ended September 30, 2022, including one MH community in the United Kingdom ("UK") and one marina in the United States.

"Our strong third quarter results highlight the sustained compelling attributes of the Sun platform, including a best-in-class portfolio of assets in high-demand locations and operational execution that is second to none," said Gary A. Shiffman, Chairman and CEO. "We delivered strong growth in each of our segments, and earnings that exceeded our expectations. With stable high occupancy in our Manufactured Housing portfolio, we are anticipating solid rental rate increases. Strong demand in RV has driven record conversions to annual sites, and over 85 percent of our marinas have wait lists to join as a member." Mr. Shiffman continued, "We have a long-term track record of execution and a business model that is positioned to perform and create value through varying economic cycles."

OPERATING HIGHLIGHTS

Portfolio Occupancy

•Total MH and annual RV occupancy (excluding UK Operations) was 97.1 percent at September 30, 2022 as compared to 97.4 percent at September 30, 2021.

•During the quarter ended September 30, 2022, the number of MH and annual RV revenue producing sites increased by 689 sites as compared to an increase of 576 sites during the corresponding period in 2021, a 19.6 percent increase. Transient RV site conversions to annual leases accounted for 82 percent of the increase in the quarter.

•During the nine months ended September 30, 2022, MH and annual RV revenue producing sites increased by 2,309 sites as compared to an increase of 1,673 sites during the corresponding period in 2021, a 38.0 percent increase. Transient RV site conversions to annual leases accounted for 86 percent of the increase during the nine months ended September 30, 2022. Additionally, the 1,990 site conversions in transient RV for the nine months ended September 30, 2022 have already surpassed the record full-year volume achieved during 2021.

Same Property Results

•MH and RV - For the 424 MH and RV properties owned and operated by the Company since at least January 1, 2021, the following table reflects the percentage increases / (decreases), both in total and by segment, for the quarter and nine months ended September 30, 2022:

	Quarter Ended September 30, 2022
	Total MH and RV Same Property(2)	MH Same Property(2)	RV Same Property(2)
Revenue	4.7%	4.6%	4.8%
Expense	1.0%	3.7%	(1.1)%
NOI(1)	6.4%	4.9%	8.4%

	Nine Months Ended September 30, 2022
	Total MH and RV Same Property(2)	MH Same Property(2)	RV Same Property(2)
Revenue	6.0%	4.5%	8.3%
Expense	6.3%	6.8%	5.9%
NOI(1)	5.8%	3.7%	9.9%

Same Property(2) adjusted occupancy(3) increased to 98.5 percent at September 30, 2022 from 96.5 percent at September 30, 2021, an increase of 200 basis points.

•Marina - For the 101 Marina properties owned and operated by the Company since at least January 1, 2021, the following table reflects the percentage increases for the quarter and nine months ended September 30, 2022:

	Quarter Ended September 30, 2022	Nine Months Ended September 30, 2022
Revenue	6.5%	6.7%
Expense	—%	6.3%
NOI(1)	9.6%	6.8%

UK Operations Results

UK Operations, a component of the Company's MH segment, contributed $64.5 million of NOI(1) in the quarter ended September 30, 2022, and contributed $105.0 million of NOI(1) in the period from date of acquisition to September 30, 2022. On a constant currency basis, UK Operations contributed $73.3 million of NOI(1) in the quarter ended September 30, 2022, and contributed $116.9 million of NOI(1) in the period from date of acquisition to September 30, 2022. Refer to page 13 for additional information regarding UK operating results.

PORTFOLIO ACTIVITY

Acquisitions and Dispositions

During and subsequent to the quarter ended September 30, 2022, the Company acquired two properties totaling 612 sites, wet slips and dry storage spaces and 1,060 sites for expansion for a total purchase price of $213.9 million. During the quarter ended September 30, 2022, the Company sold an RV community located in California with 514 sites for $15.0 million, bringing year-to-date dispositions to $44.5 million.

Refer to page 15 for additional detail on acquisitions and dispositions.

Development and Expansion Activities

During and subsequent to the quarter ended September 30, 2022, the Company acquired four land parcels located in the United States and UK for the potential development of nearly 800 sites, for an aggregate purchase price of $20.0 million. During the quarter and nine months ended September 30, 2022, the Company completed the construction of over 170 sites and over 300 sites, respectively, at two ground-up developments and six expansion properties.

Impact of Hurricane Ian

On September 28, 2022, Hurricane Ian made landfall on Florida's western coast. The storm primarily affected four properties in the Fort Myers area. Three RV properties, comprising approximately 2,500 sites, sustained significant flooding and wind damage from the hurricane, and the sea wall and certain docks at one marina were damaged. At other affected MH and RV properties, most of the damage was limited to trees, roofs, fences, skirting and carports. At other affected marina properties, docks, buildings, and landscaping sustained limited wind and water damage.

The Company recognized $29.9 million for impaired assets. The Company expects these charges to be partially offset by insurance recoveries, currently estimated at $17.7 million. The estimated net charges of $12.2 million are classified as Catastrophic event-related charges, net, in the Consolidated Statements of Operations. The Company maintains property, casualty, flood and business interruption insurance for its properties, subject to customary deductibles and limits. Expected insurance recoveries for loss of income and redevelopment costs greater than the impairment charges cannot be estimated at this time.

The foregoing impairment, expected insurance recovery, and net charge estimates are based on current information available, and the Company continues to assess these estimates. The actual final impairment, insurance recoveries and net charges could vary significantly from these estimates. Any changes to these estimates will be recognized in the period(s) in which they are determined.

BALANCE SHEET, CAPITAL MARKETS ACTIVITY AND OTHER ITEMS

Debt

As of September 30, 2022, the Company had $6.7 billion in debt outstanding with a weighted average interest rate of 3.4 percent and a weighted average maturity of 8.8 years. At September 30, 2022, the Company's net debt to trailing twelve-month Recurring EBITDA(1) ratio was 5.7 times.

During the quarter ended September 30, 2022, the Company repaid $318.0 million of term loans collateralized by 35 properties. These loans had a weighted average interest rate of 4.8 percent and were set to mature from December 2022 through September 2024.

Additionally, the Company has negotiated fixed rate mortgages with an existing lender on certain properties with existing loans that have low loan-to-value ratios and are scheduled to mature between 2026 and 2029. The additional financings are expected to close before year-end and provide proceeds to the Company of approximately $310.0 million. The Company intends to use the proceeds to repay borrowings outstanding under its senior credit facility.

Derivative Transactions

As previously announced, during the quarter ended September 30, 2022, the Company entered into interest rate swap agreements to hedge variable rate borrowings of £400.0 million (equivalent to $445.3 million as of September 30, 2022) under its senior credit facility's term loan. The interest rate swaps locked in a total fixed rate, inclusive of spread, of 3.67 percent through the term loan's maturity date of April 2025.

Equity Transactions

During the quarter ended September 30, 2022, the Company settled all outstanding forward sale agreements with respect to 1.5 million shares of common stock under its at the market offering program. Net proceeds from the settlement of these forward sale agreements of $275.5 million were used to repay borrowings outstanding under the Company's senior credit facility.
v

GUIDANCE

Updating Full-Year 2022 and Establishing Fourth Quarter 2022 Guidance

The Company is updating its full-year guidance for diluted EPS and Constant Currency Core FFO(1) per Share to reflect performance through September 30, 2022 and management's expectations for the remainder of the year:

•The Company is revising its full-year guidance for diluted EPS from the prior range of $1.91 - $2.01 to a new range of $1.96 - $2.02.
•The Company is revising its full-year guidance for Constant Currency Core FFO(1) per Share from $7.22 - $7.32 to a new range of $7.32 - $7.38, representing an $0.08 cent increase at the midpoint.
•The Company is establishing fourth quarter 2022 guidance for diluted EPS and Constant Currency Core FFO(1) per Share of $0.02 - $0.08 and $1.23 - $1.29, respectively.

The table below provides a reconciliation from diluted EPS to Constant Currency Core FFO(1) per Share for the full-year and fourth quarter ending December 31, 2022, as follows:

Reconciliation of Diluted EPS to Core FFO(1) per Share and Constant Currency Core FFO(1) per Share	Previous Range FY 2022E		Revised Range FY 2022E		4Q 2022E
Diluted EPS	$1.91	$2.01	$1.96	$2.02	$0.02	$0.08
Depreciation and amortization	4.94	4.94	4.85	4.85	1.25	1.25
Gain on sale of assets	(0.51)	(0.51)	(0.51)	(0.51)	(0.06)	(0.06)
Business combination expense and other acquisition related costs	0.19	0.19	0.30	0.30	0.01	0.01
Other adjustments(a)	0.64	0.64	0.64	0.64	0.01	0.01
Core FFO(1) per Share	$7.17	$7.27	$7.24	$7.30	$1.23	$1.29
Constant currency adjustment(b)	0.05	0.05	0.08	0.08	—	—
Constant Currency Core FFO(1) per Share	$7.22	$7.32	$7.32	$7.38	$1.23	$1.29
(a) Other adjustments include the same categories presented in the table that reconciles Net income attributable to SUI common shareholders to FFO on page 7.
(b) The Company calculates the foreign currency translation impact by comparing the foreign currency exchange rate used for guidance of 1.1133 USD per GBP in effect on September 30, 2022 with the weighted average foreign currency exchange rate of 1.330 USD per GBP used to establish guidance in April 2022. The impact of fluctuations in Canadian and Australian foreign currency rates on revised or initial guidance are not material.

The Company calculates diluted EPS, Core FFO(1) per Share and Constant Currency Core FFO(1) per Share independently for each quarter; as a result, the sum of the quarters may differ from the annual calculation.

Same Property NOI(1) Growth

The Company is updating its expectations for Same Property NOI(1) Growth for the remainder of the year as follows:

	Previous Range	Revised Range	Guidance Range
	FY 2022E	FY 2022E	4Q 2022E
MH and RV Same Property(2) NOI(1) growth	6.0% - 6.8%	5.8% - 6.2%	6.0% - 7.2%
Marina Same Property NOI(1) growth	6.0% - 6.8%	6.4% - 6.8%	5.3% - 6.8%

UK Operations - Guidance

The Company's UK Operations are a component of its MH reporting segment. The Company is establishing NOI(1) guidance for its UK Operations for the fourth quarter ending December 31, 2022, as shown in the table below. These expectations are incorporated into the Company's Core FFO(1) per Share and Constant Currency Core FFO(1) per Share guidance and seasonality figures.

Three Months Ending
($ in millions)	December 31, 2022
UK Operations NOI(1)	$23.8 - $25.0
UK Operations NOI(1) - Constant Currency(a)	$28.3 - $29.8
(a) For UK operations, the Company calculates the foreign currency exchange rate translation impact by comparing the foreign currency exchange rate for guidance of 1.1133 USD per GBP in effect on September 30, 2022, with the weighted average foreign currency exchange rate of 1.330 USD per GBP used to establish guidance in April 2022.

Preliminary 2023 Rental Rate Growth Assumptions

The Company has sent notices to MH and annual RV residents and Marina members, and expects the following rental rate increases for 2023:

2023 Average Rental Rate Increases	Average Rental Increases
Manufactured Housing	6.2% - 6.4%
Annual RV	7.7% - 7.9%
Marina	7.3% - 7.6%
UK Operations	7.2% - 7.4%

The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. These estimates include contributions from all acquisitions and capital markets activity completed through October 24, 2022 and the approximately $310.0 million of debt financing in progress, referred to on page v. These estimates exclude all other prospective acquisitions and capital markets activity. The estimates and assumptions are forward-looking based on the Company's current assessment of economic and market conditions and are subject to the other risks outlined below under the caption Cautionary Statement Regarding Forward-Looking Statements.

EARNINGS CONFERENCE CALL

A conference call to discuss third quarter results will be held on Tuesday, October 25, 2022 at 11:00 A.M. (ET). To participate, call toll-free (877) 407-9039. Callers outside the U.S. or Canada can access the call at (201) 689-8470. A replay will be available following the call through November 8, 2022 and can be accessed toll-free by calling (844) 512-2921 or (412) 317-6671. The Conference ID number for the call and the replay is 13732466. The conference call will be available live on Sun Communities' website located at www.suncommunities.com. The replay will also be available on the website.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this document that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projected," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "anticipated," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "believes," "scheduled," "guidance," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this document, some of which are beyond the Company's control. These risks and uncertainties may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks described under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2021 and in the Company's other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include but are not limited to:

•Outbreaks of disease, including the COVID-19 pandemic, and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations;
•Changes in general economic conditions, including inflation, deflation, and energy costs, the real estate industry and the markets in which the Company operates;
•Difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;
•The Company's liquidity and refinancing demands;
•The Company's ability to obtain or refinance maturing debt;
•The Company's ability to maintain compliance with covenants contained in its debt facilities and its unsecured notes;
•Availability of capital;
•Changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian dollar, Australian dollar and Pounds sterling;
•The Company's ability to maintain rental rates and occupancy levels;
•The Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;

•Increases in interest rates and operating costs, including insurance premiums and real property taxes;
•The Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
•Increases in interest rates and operating costs, including insurance premiums and real property taxes;
•Risks related to natural disasters such as hurricanes, earthquakes, floods, droughts and wildfires;
•General volatility of the capital markets and the market price of shares of the Company's capital stock;
•The Company's ability to maintain its status as a REIT;
•Changes in real estate and zoning laws and regulations;
•Legislative or regulatory changes, including changes to laws governing the taxation of REITs;
•Litigation, judgments or settlements;
•Competitive market forces;
•The ability of purchasers of manufactured homes and boats to obtain financing; and
•The level of repossessions by manufactured home and boat lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included or incorporated by reference into this document, whether as a result of new information, future events, changes in the Company's expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on the Company's behalf are qualified in their entirety by these cautionary statements.

Overview
Company Overview and Investor Information

The Company

Established in 1975, Sun Communities, Inc. (the "Company" or "SUI") became a publicly owned corporation in December, 1993. The Company is a fully integrated REIT listed on the New York Stock Exchange under the symbol: SUI. As of September 30, 2022, the Company owned, operated, or had an interest in a portfolio of 662 developed MH, RV and Marina properties comprising over 180,500 developed sites and over 46,100 wet slips and dry storage spaces in 39 states, the United Kingdom, Canada and Puerto Rico.

For more information about the Company, please visit www.suncommunities.com.

Company Contacts

Management:	Investor Relations:
•Gary A. Shiffman, Chairman and CEO	Sara Ismail, Vice President
•John B. McLaren, President and COO	(248) 208-2500
•Fernando Castro-Caratini, EVP and CFO	investorrelations@suncommunities.com
•Bruce D. Thelen, EVP of Operations and Sales

Corporate Debt Ratings

Moody's	S&P:
Baa3 | Stable	BBB | Stable

Equity Research Coverage
Bank of America Merrill Lynch	Joshua Dennerlein	joshua.dennerlein@bofa.com
Barclays	Anthony Powell	anthony.powell@barclays.com
BMO Capital Markets	John Kim	jp.kim@bmo.com
Citi Research	Nicholas Joseph	nicholas.joseph@citi.com
Evercore ISI	Samir Khanal	samir.khanal@evercoreisi.com
	Steve Sakwa	steve.sakwa@evercoreisi.com
Green Street Advisors	John Pawlowski	jpawlowski@greenstreetadvisors.com
JMP Securities	Aaron Hecht	ahecht@jmpsecurities.com
RBC Capital Markets	Brad Heffern	brad.heffern@rbccm.com
Robert W. Baird & Co.	Wesley Golladay	wgolladay@rwbaird.com
Truist Securities	Anthony Hau	anthony.hau@truist.com
UBS	Michael Goldsmith	michael.goldsmith@ubs.com
Wolfe Research	Andrew Rosivach	arosivach@wolferesearch.com
	Keegan Carl	kcarl@wolferesearch.com
3rd Quarter Supplemental Information 1

Overview
Financial and Operating Highlights
(amounts in millions, except for *)

	Quarter Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Financial Information
Basic EPS*	$1.32	$0.61	$0.01	$0.11	$2.00
Diluted EPS*	$1.32	$0.61	$0.01	$0.11	$2.00

Cash distributions declared per common share*	$0.88	$0.88	$0.88	$0.83	$0.83

FFO attributable to SUI common shareholders and dilutive convertible securities(1)(4) per Share*	$2.54	$1.95	$1.28	$1.28	$1.92
Core FFO attributable to SUI common shareholders and dilutive convertible securities(1)(4) per Share*	$2.65	$2.02	$1.34	$1.31	$2.11
Constant Currency Core FFO Attributable to SUI common shareholders and dilutive convertible securities(1)(4) per Share*	$2.71	$2.04	$1.34	$1.31	$2.11

Recurring EBITDA(1)	$408.1	$328.4	$221.0	$208.6	$314.5
Recurring EBITDA(1) (TTM) / Interest	5.7x	5.9x	6.2x	6.2x	6.1x

Balance Sheet
Total assets	$16,484.6	$16,397.8	$13,914.2	$13,494.1	$12,583.3
Total debt	$6,711.0	$6,930.9	$6,076.5	$5,671.8	$4,689.4
Total liabilities	$8,354.6	$8,566.3	$6,980.7	$6,474.6	$5,488.5

	Quarter Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Operating Information*
Properties	662	661	603	602	584

United States and Canada
Manufactured home sites	99,428	99,185	98,279	98,621	98,301
Annual RV sites	32,026	31,768	31,121	30,540	29,640
Transient RV sites	27,945	28,682	29,267	29,847	27,922
Total sites	159,399	159,635	158,667	159,008	155,863
Marina wet slips and dry storage spaces(a)	46,185	45,905	45,725	45,155	43,615

MH occupancy	96.2%	96.3%	96.7%	96.6%	96.6%
Annual RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Blended MH and annual RV occupancy	97.1%	97.2%	97.5%	97.4%	97.4%

United Kingdom
Manufactured home sites	17,952	17,330	616	N/A	N/A
Transient RV sites	3,246	3,349	—	N/A	N/A
Total sites	21,198	20,679	616	—	—
MH occupancy	91.7%	91.4%	94.8%	N/A	N/A

	Quarter Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
MH and RV Revenue Producing Site Net Gains(5)(b)*
MH net leased sites	122	132	65	321	144
RV net leased sites	567	818	605	489	432
Total net leased sites	689	950	670	810	576
(a) Total wet slips and dry storage spaces are adjusted each quarter based on site configuration and usability.
(b) These figures do not include UK operations net leased sites.
3rd Quarter Supplemental Information 2

Overview
Portfolio Overview as of September 30, 2022

	MH & RV Properties(6)
	Properties	MH & Annual RV Sites		RV Transient Sites	Sites for Development(b)	Total MH and RV Sites
Location		Sites	Occupancy %(a)
Florida	129	41,417	98.2%	5,077	1,310	46,494
Michigan	84	32,465	96.2%	755	1,448	33,220
California	37	6,864	98.5%	1,936	942	8,800
Texas	31	8,665	94.2%	2,408	2,266	11,073
Ontario, Canada	16	4,605	100.0%	634	1,486	5,239
Connecticut	16	1,907	93.1%	98	—	2,005
Maine	15	2,300	96.0%	1,130	180	3,430
Arizona	13	4,453	91.5%	1,050	6	5,503
Indiana	12	3,186	96.6%	990	177	4,176
New Jersey	11	2,845	100.0%	1,195	262	4,040
Colorado	10	2,553	96.1%	987	1,739	3,540
Virginia	10	1,283	99.7%	2,167	752	3,450
New York	10	1,496	98.3%	1,645	778	3,141
New Hampshire	10	1,741	99.8%	655	111	2,396
Ohio	9	2,810	97.9%	115	53	2,925
Other	64	12,864	97.7%	7,103	1,521	19,967
North America Total	477	131,454	97.1%	27,945	13,031	159,399
United Kingdom	54	17,952	91.7%	3,246	3,047	21,198
Total	531	149,406	96.5%	31,191	16,078	180,597
(a) As of September 30, 2022, total portfolio MH occupancy was 95.5 percent inclusive of the impact of over 1,600 recently constructed but vacant MH expansion sites, and annual RV occupancy was 100.0 percent.
(b) Total sites for development were comprised of 66.5 percent for expansion, 29.1 percent for greenfield development and 4.4 percent for redevelopment.

	Marina
	Properties	Wet Slips and Dry Storage Spaces
Location
Florida	20	5,139
Rhode Island	12	3,421
Connecticut	11	3,325
California	9	4,133
New York	9	3,018
Maryland	9	2,608
Massachusetts	9	2,520
Other	52	22,021
Total	131	46,185

	Properties	Sites, Wet Slips and Dry Storage Spaces

Total Portfolio	662	226,782
3rd Quarter Supplemental Information 3

Overview
Portfolio Overview as of September 30, 2022 (continued)

The map below provides an overview of our property locations worldwide:

United Kingdom
Sun Communities, Inc. Headquarters
Puerto Rico

3rd Quarter Supplemental Information 4

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Balance Sheets
(amounts in millions)

	(Unaudited)
	September 30, 2022	December 31, 2021
Assets
Land	$4,173.1	$2,556.3
Land improvements and buildings	10,632.6	9,958.3
Rental homes and improvements	604.4	591.7
Furniture, fixtures and equipment	813.8	656.4
Investment property	16,223.9	13,762.7
Accumulated depreciation	(2,611.8)	(2,337.2)
Investment property, net	13,612.1	11,425.5
Cash, cash equivalents and restricted cash	112.0	78.2
Marketable securities	100.4	186.9
Inventory of manufactured homes	153.5	51.1
Notes and other receivables, net	511.0	469.6
Goodwill	981.5	495.4
Other intangible assets, net	403.2	306.8
Other assets, net	610.9	480.6
Total Assets	$16,484.6	$13,494.1
Liabilities
Secured debt	$3,006.0	$3,380.7
Unsecured debt	3,705.0	2,291.1
Distributions payable	111.2	98.4
Advanced reservation deposits and rent	294.2	242.8
Accrued expenses and accounts payable	392.8	237.5
Other liabilities	845.4	224.1
Total Liabilities	8,354.6	6,474.6
Commitments and contingencies
Temporary equity	206.8	288.9
Shareholders' Equity
Common stock	1.2	1.2
Additional paid-in capital	9,536.4	8,175.6
Accumulated other comprehensive income / (loss)	(69.9)	3.1
Distributions in excess of accumulated earnings	(1,628.9)	(1,556.0)
Total SUI shareholders' equity	7,838.8	6,623.9
Noncontrolling interests
Common and preferred OP units	83.8	86.8
Consolidated entities	0.6	19.9
Total noncontrolling interests	84.4	106.7
Total Shareholders' Equity	7,923.2	6,730.6
Total Liabilities, Temporary Equity and Shareholders' Equity	$16,484.6	$13,494.1
3rd Quarter Supplemental Information 5

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Consolidated Statements of Operations
(In millions, except for per share amounts) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2022	September 30, 2021	Change	% Change	September 30, 2022	September 30, 2021	Change	% Change
Revenues
Real property (excluding transient)	$425.3	$352.0	$73.3	20.8%	$1,158.1	$978.3	$179.8	18.4%
Real property - transient	160.4	126.1	34.3	27.2%	303.5	235.6	67.9	28.8%
Home sales	150.7	81.1	69.6	85.8%	358.1	215.1	143.0	66.5%
Service, retail, dining and entertainment	174.2	113.7	60.5	53.2%	423.0	271.5	151.5	55.8%
Interest	11.2	2.6	8.6	330.8%	25.3	8.0	17.3	216.3%
Brokerage commissions and other, net	10.8	8.8	2.0	22.7%	27.4	21.7	5.7	26.3%
Total Revenues	932.6	684.3	248.3	36.3%	2,295.4	1,730.2	565.2	32.7%
Expenses
Property operating and maintenance	184.7	150.8	33.9	22.5%	469.2	375.2	94.0	25.1%
Real estate tax	29.4	24.8	4.6	18.5%	83.2	70.4	12.8	18.2%
Home costs and selling	96.4	56.5	39.9	70.6%	235.2	156.9	78.3	49.9%
Service, retail, dining and entertainment	144.9	94.5	50.4	53.3%	363.3	227.6	135.7	59.6%
General and administrative	69.1	43.2	25.9	60.0%	187.0	126.7	60.3	47.6%
Catastrophic event-related charges, net	12.2	0.3	11.9	N/M	12.3	3.1	9.2	296.8%
Business combinations	8.4	—	8.4	N/A	23.9	1.0	22.9	N/M
Depreciation and amortization	151.3	127.1	24.2	19.0%	450.0	378.1	71.9	19.0%
Loss on extinguishment of debt	4.0	—	4.0	N/A	4.4	8.1	(3.7)	(45.7)%
Interest	61.7	39.0	22.7	58.2%	162.2	116.2	46.0	39.6%
Interest on mandatorily redeemable preferred OP units / equity	1.0	1.1	(0.1)	(9.1)%	3.1	3.1	—	—%
Total Expenses	763.1	537.3	225.8	42.0%	1,993.8	1,466.4	527.4	36.0%
Income Before Other Items	169.5	147.0	22.5	15.3%	301.6	263.8	37.8	14.3%
Gain / (loss) on remeasurement of marketable securities	(7.2)	12.0	(19.2)	N/M	(74.0)	43.2	(117.2)	N/M
Gain / (loss) on foreign currency exchanges	14.9	(7.0)	21.9	N/M	21.7	(7.1)	28.8	N/M
Gain / (loss) on dispositions of properties	(0.8)	108.1	(108.9)	N/M	12.5	108.1	(95.6)	(88.4)%
Other income / (expense), net(7)	2.8	(9.3)	12.1	N/M	2.6	(10.0)	12.6	N/M
Gain / (loss) on remeasurement of notes receivable	(0.1)	0.1	(0.2)	N/M	0.1	0.6	(0.5)	(83.3)%
Income from nonconsolidated affiliates	2.0	0.9	1.1	122.2%	3.8	2.9	0.9	31.0%
Gain / (loss) on remeasurement of investment in nonconsolidated affiliates	(0.4)	(0.1)	(0.3)	(300.0)%	0.1	(0.1)	0.2	N/M
Current tax expense	(7.3)	(0.4)	(6.9)	N/M	(12.5)	(1.4)	(11.1)	N/M
Deferred tax benefit / (expense)	3.6	(1.2)	4.8	N/M	3.9	(1.1)	5.0	N/M
Net Income	177.0	250.1	(73.1)	(29.2)%	259.8	398.9	(139.1)	(34.9)%
Less: Preferred return to preferred OP units / equity interests	2.5	3.1	(0.6)	(19.4)%	8.6	9.0	(0.4)	(4.4)%
Less: Income attributable to noncontrolling interests	11.9	15.3	(3.4)	(22.2)%	13.9	22.6	(8.7)	(38.5)%
Net Income Attributable to SUI Common Shareholders	$162.6	$231.7	$(69.1)	(29.8)%	$237.3	$367.3	$(130.0)	(35.4)%

Weighted average common shares outstanding - basic(8)	122.4	115.1	7.3	6.3%	119.2	111.7	7.5	6.7%
Weighted average common shares outstanding - diluted(4)(8)	122.8	118.1	4.7	4.0%	121.9	114.3	7.6	6.6%

Basic earnings per share	$1.32	$2.00	$(0.68)	(34.0)%	$1.98	$3.27	$(1.29)	(39.4)%
Diluted earnings per share(4)	$1.32	$2.00	$(0.68)	(34.0)%	$1.97	$3.27	$(1.30)	(39.8)%
N/M = Percentage change is not meaningful.
N/A = Percentage change is not applicable.
3rd Quarter Supplemental Information 6

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income Attributable to SUI Common Shareholders to FFO(1)
(amounts in millions, except for per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net Income Attributable to SUI Common Shareholders	$162.6	$231.7	$237.3	$367.3
Adjustments
Depreciation and amortization	150.8	126.8	448.6	377.4
Depreciation on nonconsolidated affiliates	—	—	0.1	0.1
(Gain) / loss on remeasurement of marketable securities	7.2	(12.0)	74.0	(43.2)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	0.4	0.1	(0.1)	0.1
(Gain) / loss on remeasurement of notes receivable	0.1	(0.1)	(0.1)	(0.6)
(Gain) / loss on dispositions of properties	0.8	(108.1)	(12.5)	(108.1)
Add: Returns on preferred OP units	1.3	0.5	9.5	1.5
Add: Income attributable to noncontrolling interests	10.5	4.6	14.1	13.7
Gain on dispositions of assets, net	(11.9)	(20.4)	(44.2)	(46.2)
FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities(1)(4)	$321.8	$223.1	$726.7	$562.0

Adjustments
Business combination expense and other acquisition related costs(9)	19.2	2.5	40.1	6.7
Loss on extinguishment of debt	4.0	—	4.4	8.1
Catastrophic event-related charges, net	12.2	0.3	12.3	3.1
Loss of earnings - catastrophic event-related	0.2	0.2	0.2	0.4
(Gain) / loss on foreign currency exchanges	(14.9)	7.0	(21.7)	7.1
Other adjustments, net(10)	(6.5)	11.4	(5.1)	11.5
Core FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities(1)(4)	$336.0	$244.5	$756.9	$598.9
Adjustment
Foreign currency translation impact(a)	7.3	—	9.3	—
Constant Currency Core FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities(1)(4)	$343.3	$244.5	$766.2	$598.9

Weighted Average Common Shares Outstanding - Diluted(8)	126.7	116.0	125.4	115.1

FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities per Share(1)(4)	$2.54	$1.92	$5.80	$4.88

Core FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities per Share(1)(4)	$2.65	$2.11	$6.04	$5.20

Constant Currency Core FFO Attributable to SUI Common Shareholders and Dilutive Convertible Securities per Share(1)(4)	$2.71	$2.11	$6.11	$5.20
(a) The Company calculated the foreign currency translation impact by comparing the actual weighted average foreign currency rates with the weighted average foreign currency rates used for guidance, as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2022		September 30, 2022
	Actual	Guidance	Actual	Guidance
U.S. Dollars per Pounds Sterling	$1.1821	$1.330	$1.2116	$1.330
U.S. Dollars per Canadian Dollars	$0.7691	$0.770	$0.7769	$0.770
U.S. Dollars per Australian Dollars	$0.6977	$0.756	$0.7096	$0.756

3rd Quarter Supplemental Information 7

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income Attributable to SUI Common Shareholders to NOI(1)
(amounts in millions)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net Income Attributable to SUI Common Shareholders	$162.6	$231.7	$237.3	$367.3
Interest income	(11.2)	(2.6)	(25.3)	(8.0)
Brokerage commissions and other revenues, net	(10.8)	(8.8)	(27.4)	(21.7)
General and administrative	69.1	43.2	187.0	126.7
Catastrophic event-related charges, net	12.2	0.3	12.3	3.1
Business combination expense	8.4	—	23.9	1.0
Depreciation and amortization	151.3	127.1	450.0	378.1
Loss on extinguishment of debt	4.0	—	4.4	8.1
Interest expense	61.7	39.0	162.2	116.2
Interest on mandatorily redeemable preferred OP units / equity	1.0	1.1	3.1	3.1
(Gain) / loss on remeasurement of marketable securities	7.2	(12.0)	74.0	(43.2)
(Gain) / loss on foreign currency exchanges	(14.9)	7.0	(21.7)	7.1
(Gain) / loss on disposition of properties	0.8	(108.1)	(12.5)	(108.1)
Other (income) / expense, net(7)	(2.8)	9.3	(2.6)	10.0
(Gain) / loss on remeasurement of notes receivable	0.1	(0.1)	(0.1)	(0.6)
Income from nonconsolidated affiliates	(2.0)	(0.9)	(3.8)	(2.9)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	0.4	0.1	(0.1)	0.1
Current tax expense	7.3	0.4	12.5	1.4
Deferred tax expense / (benefit)	(3.6)	1.2	(3.9)	1.1
Preferred return to preferred OP units / equity interests	2.5	3.1	8.6	9.0
Add: Income attributable to noncontrolling interests	11.9	15.3	13.9	22.6
NOI(1)	$455.2	$346.3	$1,091.8	$870.4

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Real Property NOI(1)	$371.6	$302.5	$909.2	$768.3
Home Sales NOI(1)	54.3	24.6	122.9	58.2
Service, retail, dining and entertainment NOI(1)	29.3	19.2	59.7	43.9
NOI(1)	$455.2	$346.3	$1,091.8	$870.4

3rd Quarter Supplemental Information 8

Financial Statements and Reconciliations to Non-GAAP Financial Measures
Reconciliation of Net Income Attributable to SUI Common Shareholders to Recurring EBITDA(1)
(amounts in millions)

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net Income Attributable to SUI Common Shareholders	$162.6	$231.7	$237.3	$367.3
Adjustments
Depreciation and amortization	151.3	127.1	450.0	378.1
Loss on extinguishment of debt	4.0	—	4.4	8.1
Interest expense	61.7	39.0	162.2	116.2
Interest on mandatorily redeemable preferred OP units / equity	1.0	1.1	3.1	3.1
Current tax expense	7.3	0.4	12.5	1.4
Deferred tax (benefit) / expense	(3.6)	1.2	(3.9)	1.1
Income from nonconsolidated affiliates	(2.0)	(0.9)	(3.8)	(2.9)
Less: (Gain) / loss on dispositions of properties	0.8	(108.1)	(12.5)	(108.1)
Less: Gain on dispositions of assets, net	(11.9)	(20.4)	(44.2)	(46.2)
EBITDAre(1)	$371.2	$271.1	$805.1	$718.1
Adjustments
Catastrophic event-related charges, net	12.2	0.3	12.3	3.1
Business combination expense	8.4	—	23.9	1.0
(Gain) / loss on remeasurement of marketable securities	7.2	(12.0)	74.0	(43.2)
(Gain) / loss on foreign currency transactions	(14.9)	7.0	(21.7)	7.1
Other (income) / expense, net(7)	(2.8)	9.3	(2.6)	10.0
(Gain) / loss on remeasurement of notes receivable	0.1	(0.1)	(0.1)	(0.6)
(Gain) / loss on remeasurement of investment in nonconsolidated affiliates	0.4	0.1	(0.1)	0.1
Preferred return to preferred OP units / equity interests	2.5	3.1	8.6	9.0
Add: Income attributable to noncontrolling interests	11.9	15.3	13.9	22.6
Plus: Gain on dispositions of assets, net	11.9	20.4	44.2	46.2
Recurring EBITDA(1)	$408.1	$314.5	$957.5	$773.4

3rd Quarter Supplemental Information 9

Supplemental Disclosure
Same Property(2) Summary - MH / RV
(amounts in millions)

	Three Months Ended
	Total Same Property - MH / RV				MH				RV
	September 30, 2022	September 30, 2021	Change	% Change(a)	September 30, 2022	September 30, 2021	Change	% Change(a)	September 30, 2022	September 30, 2021	Change	% Change(a)
Financial Information
Revenue
Real property (excluding transient)	$239.5	$225.0	$14.5	6.5%	$185.7	$177.6	$8.1	4.6%	$53.8	$47.4	$6.4	13.4%
Real property - transient	107.1	106.5	0.6	0.6%	0.2	0.2	—	7.5%	106.9	106.3	0.6	0.6%
Other	16.0	14.9	1.1	7.2%	5.1	4.9	0.2	3.1%	10.9	10.0	0.9	9.2%
Total Operating	362.6	346.4	16.2	4.7%	191.0	182.7	8.3	4.6%	171.6	163.7	7.9	4.8%
Expense
Property Operating(11)(12)	114.3	113.1	1.2	1.0%	52.6	50.8	1.8	3.7%	61.7	62.3	(0.6)	(1.1)%
Real Property NOI(1)	$248.3	$233.3	$15.0	6.4%	$138.4	$131.9	$6.5	4.9%	$109.9	$101.4	$8.5	8.4%
(a) Percentages are calculated based on unrounded numbers.

	Nine Months Ended
	Total Same Property - MH / RV				MH				RV
	September 30, 2022	September 30, 2021	Change	% Change(a)	September 30, 2022	September 30, 2021	Change	% Change(a)	September 30, 2022	September 30, 2021	Change	% Change(a)
Financial Information
Revenue
Real property (excluding Transient)	$708.3	$666.3	$42.0	6.3%	$552.3	$528.9	$23.4	4.4%	$156.0	$137.4	$18.6	13.6%
Real property - transient	211.5	201.8	9.7	4.8%	0.9	1.2	(0.3)	(23.5)%	210.6	200.6	10.0	4.9%
Other	36.0	33.8	2.2	6.6%	15.4	14.2	1.2	8.8%	20.6	19.6	1.0	5.0%
Total Operating	955.8	901.9	53.9	6.0%	568.6	544.3	24.3	4.5%	387.2	357.6	29.6	8.3%
Expense
Property Operating(11)(12)	305.9	287.7	18.2	6.3%	149.9	140.5	9.4	6.8%	156.0	147.2	8.8	5.9%
Real Property NOI(1)	$649.9	$614.2	$35.7	5.8%	$418.7	$403.8	$14.9	3.7%	$231.2	$210.4	$20.8	9.9%
(a) Percentages are calculated based on unrounded numbers.

3rd Quarter Supplemental Information 10

Supplemental Disclosure
Same Property(2) Summary - MH / RV (Continued)
(amounts in millions)

	As of
	September 30, 2022	September 30, 2021	Change	% Change
Other Information
Number of properties(a)	424	424	—

MH occupancy	97.3%
RV occupancy	100.0%
MH & RV blended occupancy(3)	97.9%

Adjusted MH occupancy(3)	98.0%
Adjusted RV occupancy(3)	100.0%
Adjusted MH & RV blended occupancy(3)	98.5%	96.5%	2.0%

Sites available for development	7,920	8,081	(161)

Monthly base rent per site - MH	$629	$604	$25	4.3%(14)
Monthly base rent per site - RV(13)	$560	$524	$36	7.0%(14)
Monthly base rent per site - Total(13)	$613	$585	$28	4.7%(14)

Monthly base rent per site - MH Rental Program	$1,198	$1,091	$107	9.8%
(a) Financial results from properties disposed of during the year have been removed from Same Property reporting
3rd Quarter Supplemental Information 11

Supplemental Disclosure
Same Property Summary - Marina
(amounts in millions)

	Three Months Ended
	September 30, 2022	September 30, 2021	Change	% Change(a)
Financial Information
Revenue
Real property (excluding transient)	$64.0	$58.6	$5.4	9.1%
Real property - transient	4.4	5.4	(1.0)	(17.4)%
Other	3.9	3.9	—	0.3%
Total Operating	72.3	67.9	4.4	6.5%
Expense
Property Operating(11)	21.9	21.9	—	—%
Real Property NOI(1)	$50.4	$46.0	$4.4	9.6%
(a) Percentages are calculated based on unrounded numbers.

	Nine Months Ended
	September 30, 2022	September 30, 2021	Change	% Change(a)
Financial Information
Revenue
Real property (excluding transient)	$167.3	$155.6	$11.7	7.5%
Real property - transient	9.5	10.4	(0.9)	(7.8)%
Other	9.5	8.8	0.7	8.0%
Total Operating	186.3	174.8	11.5	6.7%
Expense
Property Operating(11)	63.5	59.6	3.9	6.3%
Real Property NOI(1)	$122.8	$115.2	$7.6	6.8%
(a) Percentages are calculated based on unrounded numbers.

	As of
	September 30, 2022	September 30, 2021	Change	% Change
Other Information
Number of properties	101	101	—	—%
Wet slip and dry storage spaces	35,621	35,744	(123)	(0.3)%

3rd Quarter Supplemental Information 12

Supplemental Disclosure
UK Operations Summary
(amounts in millions, except for statistical data)

	Three Months Ended	YTD Since Acquisition September 30, 2022
	September 30, 2022
Financial Information
Revenues
Real property (excluding transient)	$21.2	$38.1
Real property - transient	21.8	34.7
Other	0.4	1.0
Total Operating	43.4	73.8
Expenses
Property Operating(11)	18.2	33.2
Real Property NOI(1)	25.2	40.6

Home sales
Revenue	84.1	144.7
Cost of home sales	43.6	75.7
Home selling expenses	1.3	3.6
NOI(1)	39.2	65.4

Retail, dining and entertainment
Revenue	16.3	27.8
Expense	16.2	28.8
Net Operating Gain / (Loss)	0.1	(1.0)

UK Operations NOI(1)	$64.5	$105.0
Adjustment
Foreign currency translation impact	8.8	11.9
UK Operations NOI(1) - Constant Currency	$73.3	$116.9

Other information
Number of properties		54
Developed sites		17,952
Occupied sites		16,463
Occupancy %		91.7%
Transient sites		3,246
Sites available for development		3,047

Home Sales
New home sales volume	319	574
Pre-owned home sales volume	566	1,046
Total home sales volume	885	1,620

3rd Quarter Supplemental Information 13

Supplemental Disclosure
Acquisitions and Other Summary (excluding UK Operations)(15)
(amounts in millions, except for statistical data)

	Three Months Ended	Nine Months Ended
	September 30, 2022	September 30, 2022
Financial Information
Revenues
Real property (excluding transient)	$35.0	$94.4
Real property - transient	27.1	47.8
Other	13.1	19.3
Total Operating	75.2	161.5
Expenses
Property Operating(11)	27.5	65.6
Real Property NOI(1)	$47.7	$95.9

Other Information		September 30, 2022
Number of properties		83
MH and RV Developed sites		6,430
MH and RV Occupied sites		5,260
MH and RV Occupancy %		81.8%
Transient sites		7,438
Wet slips and dry storage spaces		10,564

3rd Quarter Supplemental Information 14

Investment Activity
Acquisitions and Dispositions
(amounts in millions, except for *)

Property Name	Property Type	Number of Properties*	Sites, Wet Slips and Dry Storage Spaces*	Expansion or Development Sites*	State, Province or Country	Total Purchase/Sale Price	Month Acquired
ACQUISITIONS
Harrison Yacht Yard(a)	Marina	—	21	—	MD	$5.8	January
Outer Banks	Marina	1	196	—	NC	5.0	January
Jarrett Bay Boatworks	Marina	1	12	—	NC	51.4	February
Tower Marine	Marina	1	446	—	MI	20.0	March
Sandy Bay	MH	1	730	456	UK	183.5	March
First Quarter 2022		4	1,405	456		$265.7

Park Holidays(b)	MH	40	15,906	1,140	UK	$1,242.1	April
Christies Parks(a)	MH	—	249	—	UK	10.1	April
Bluewater	Marina	1	200	—	Multiple	25.0	April
Bluewater Yacht Sales(a)	Marina	—	—	—	Multiple	17.6	April
Bodmin Holiday Park	MH	1	69	—	UK	12.6	April
Kittery Point	Marina	1	62	—	ME	7.9	May
Spanish Trails MHC	MH	1	195	6	AZ	20.6	June
Pine Acre Trails	MH	1	251	603	TX	29.7	June
Bel Air Estates & Sunrise Estates	MH	2	379	—	CA	40.0	June
Park Leisure	MH	11	2,914	391	UK	223.4	June
Second Quarter 2022		58	20,225	2,140		$1,629.0

Montauk Yacht Club	Marina	1	232	—	NY	$190.0	July
Callaly Leisure(c)	MH	1	380	1,060	UK	23.9	September
Third Quarter 2022		2	612	1,060		$213.9

Acquisitions to Date		64	22,242	3,656		$2,108.6

DISPOSITIONS
Southern Pines	MH	1	107	—	FL	$10.0	March
New Ranch	MH	1	94	—	FL	8.2	March
Country Squire	MH / RV	1	122	—	FL	11.3	March
First Quarter 2022		3	323	—		$29.5

The Sands RV & Golf Course	RV	1	514	—	CA	$15.0	September
Third Quarter 2022		1	514	—		$15.0

Dispositions to Date		4	837	—		$44.5
(a) Combined with an existing property.
(b) Provides third-party management for two properties.
(c) Contains one development property.

3rd Quarter Supplemental Information 15

Investment Activity
Acquisitions, Development and Capital Improvements
(amounts in millions, except for *)

	Nine Months Ended		Year Ended
	September 30, 2022		December 31, 2021		December 31, 2020
	MH / RV	Marina	MH / RV	Marina	MH / RV	Marina
Financial information
Acquisitions(16)	$2,703.5	$468.9	$944.3	$852.9	$571.9	$2,533.7
Expansion and Development(17)	170.8	5.9	191.8	9.9	248.2	—
Recurring Capital Expenditures(18)	34.7	16.0	45.3	19.3	31.4	2.1
Lot Modifications(19)	25.9	N/A	28.8	N/A	29.4	N/A
Growth Projects(20)	23.1	50.0	25.6	51.4	28.3	—
Rebranding(21)	12.7	N/A	6.1	N/A	N/A	N/A
Total	$2,970.7	$540.8	$1,241.9	$933.5	$909.2	$2,535.8

Other Information
Recurring Capital Expenditures Average / Site*	$270	$408	$371	$491	$265	N/A

3rd Quarter Supplemental Information 16

Capitalization
Outstanding Securities and Capitalization
(shares and units in thousands; dollar amounts in millions, except for *)

Outstanding Securities - As of September 30, 2022

	Number of Units / Shares Outstanding	Conversion Rate*	If Converted(a)	Issuance Price* Per Unit	Annual Distribution Rate

Common shares	123,880	N/A	N/A	N/A	$3.52^

Convertible Securities
Common OP units	2,429	1.0000	2,429	N/A	Mirrors common share distributions

Preferred OP Units
Series A-1	270	2.4390	659	$100.00	6.00%
Series A-3	40	1.8605	75	$100.00	4.50%
Series C	306	1.1100	340	$100.00	5.00%
Series D	489	0.8000	391	$100.00	4.00%
Series E	80	0.6897	55	$100.00	5.50%
Series F	90	0.6250	56	$100.00	3.00%
Series G	241	0.6452	155	$100.00	3.20%
Series H	581	0.6098	355	$100.00	3.00%
Series J	240	0.6061	145	$100.00	2.85%
Total	2,337		2,231
Total convertible securities outstanding	4,766		4,660
^ Annual distribution is based on the last quarterly distribution annualized.
(a) Calculation may yield minor differences due to fractional shares paid in cash to the stockholder at conversion.

Capitalization - As of September 30, 2022

Equity	Shares	Share Price*	Total
Common shares	123,880	$135.33	$16,764.7
Common OP units	2,429	$135.33	328.7
Subtotal	126,309		$17,093.4

Preferred OP units, as converted	2,231	$135.33	301.9
Total diluted shares outstanding	128,540		$17,395.3

Debt
Secured debt			$3,006.0
Unsecured debt			3,705.0
Total debt			$6,711.0

Total Capitalization			$24,106.3
3rd Quarter Supplemental Information 17

Capitalization
Debt Analysis
(amounts in millions, except for *)

	Quarter Ended
	9/30/2022	6/30/2022	3/31/2022	12/31/2021	9/30/2021
Debt Outstanding
Secured debt	$3,006.0	$3,335.7	$3,366.6	$3,380.7	$3,403.4
Unsecured debt
Senior unsecured notes	1,779.1	1,778.6	1,186.7	1,186.4	591.3
Line of credit and other debt(22)(a)	1,856.0	1,746.7	1,453.3	1,034.8	624.8
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35.2	35.2	35.2	35.2	35.2
Preferred OP units - mandatorily redeemable	34.7	34.7	34.7	34.7	34.7
Total unsecured debt	3,705.0	3,595.2	2,709.9	2,291.1	1,286.0
Total debt	$6,711.0	$6,930.9	$6,076.5	$5,671.8	$4,689.4

% Fixed / Floating(b)*
Fixed	79.0%	74.9%	76.2%	81.8%	86.7%
Floating	21.0%	25.1%	23.8%	18.2%	13.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Weighted Average Interest Rates*
Secured debt	3.67%	3.78%	3.78%	3.78%	3.78%
Senior unsecured notes(c)	2.90%	2.90%	2.55%	2.55%	2.70%
Line of credit and other debt(22)(c)	3.26%	2.28%	1.25%	0.98%	0.98%
Preferred Equity - Sun NG Resorts - mandatorily redeemable	6.00%	6.00%	6.00%	6.00%	6.00%
Preferred OP units - mandatorily redeemable	5.93%	5.93%	5.93%	5.93%	5.93%
Total average	3.37%	3.20%	2.96%	3.04%	3.30%

Debt Ratios*
Net Debt / Recurring EBITDA(1) (TTM)	5.7x	6.3x	5.9x	5.7x	4.9x
Net Debt / Enterprise Value	27.5%	25.0%	21.9%	18.0%	17.1%
Net Debt / Gross Assets	34.6%	35.7%	36.6%	35.4%	31.2%

Coverage Ratios*
Recurring EBITDA(1) (TTM) / Interest	5.7x	5.9x	6.2x	6.2x	6.1x
Recurring EBITDA(1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	5.6x	5.8x	6.0x	6.0x	6.0x

Maturities / Principal Amortization Next Five Years	2022	2023	2024	2025	2026
Secured debt
Maturities	$—	$117.8	$128.8	$50.6	$521.6
Principal amortization	13.7	55.6	56.4	54.0	45.9
Line of credit and other debt(22)	0.7	10.0	10.0	976.4	862.2
Preferred Equity - Sun NG Resorts - mandatorily redeemable	—	—	33.4	1.8	—
Preferred OP units - mandatorily redeemable	—	—	27.4	—	—
Total	$14.4	$183.4	$256.0	$1,082.8	$1,429.7

Weighted average rate of maturities*	—%	3.54%	4.03%	4.04%	3.75%
(a) As of September 30, 2022, £400.0 million ($445.3 million) had been swapped to a fixed interest rate of 3.67 percent.
(b) Percentages include the impact of hedge activity.
(c) Weighted average interest rate includes the impact the impact of hedge activity.

3rd Quarter Supplemental Information 18

Other Operating Information
Home Sales Summary (excluding UK home sales)
(amounts in millions, except for *)

	Three Months Ended				Nine Months Ended
	September 30, 2022	September 30, 2021	Change	% Change	September 30, 2022	September 30, 2021	Change	% Change
Financial Information
New Homes
New home sales	$31.7	$31.5	$0.2	0.6%	$95.4	$89.2	$6.2	7.0%
New home cost of sales	26.8	25.9	0.9	3.5%	78.3	72.8	5.5	7.6%
Gross profit – new homes	4.9	5.6	(0.7)	(12.5)%	17.1	16.4	0.7	4.3%
Gross margin % – new homes	15.5%	17.7%	(2.2)%		17.9%	18.4%	(0.5)%
Average selling price – new homes*	$183,237	$151,850	$31,387	20.7%	$174,406	$152,943	$21,463	14.0%

Pre-owned Homes
Pre-owned home sales	$34.9	$49.6	$(14.7)	(29.6)%	$118.0	$125.9	$(7.9)	(6.3)%
Pre-owned home cost of sales	19.4	25.8	(6.4)	(24.8)%	63.4	70.4	(7.0)	(9.9)%
Gross profit – pre-owned homes	15.5	23.8	(8.3)	(34.9)%	54.6	55.5	(0.9)	(1.6)%
Gross margin % – pre-owned homes	44.4%	48.0%	(3.6)%		46.3%	44.1%	2.2%
Average selling price – pre-owned homes*	$63,339	$52,006	$11,333	21.8%	$59,267	$48,981	$10,286	21.0%

Total Home Sales
Revenue from home sales	$66.6	$81.1	$(14.5)	(17.9)%	$213.4	$215.1	$(1.7)	(0.8)%
Cost of home sales	46.2	51.7	(5.5)	(10.6)%	141.7	143.2	(1.5)	(1.0)%
Home selling expenses	5.3	4.8	0.5	10.4%	14.2	13.7	0.5	3.6%
Home Sales NOI(1)	$15.1	$24.6	$(9.5)	(38.6)%	$57.5	$58.2	$(0.7)	(1.2)%

Other Information
New home sales volume*	173	207	(34)	(16.4)%	547	583	(36)	(6.2)%
Pre-owned home sales volume*	551	955	(404)	(42.3)%	1,991	2,572	(581)	(22.6)%
Total home sales volume*	724	1,162	(438)	(37.7)%	2,538	3,155	(617)	(19.6)%

Refer to the UK Operations Summary on page 13 for financial and statistical information related to our home sales in the UK.
3rd Quarter Supplemental Information 19

Other Operating Information
Rental Program Summary
(amounts in millions, except for *)

	Three Months Ended				Nine Months Ended
	September 30, 2022	September 30, 2021	Change	% Change	September 30, 2022	September 30, 2021	Change	% Change
Financial Information
Revenues	$31.4	$33.9	$(2.5)	(7.4)%	$95.7	$105.8	$(10.1)	(9.5)%
Expenses	6.0	5.5	0.5	9.1%	15.9	15.3	0.6	3.9%
Rental Program NOI(1)	$25.4	$28.4	$(3.0)	(10.6)%	$79.8	$90.5	$(10.7)	(11.8)%

Other Information
Number of sold rental homes*	138	307	(169)	(55.0)%	508	799	(291)	(36.4)%
Number of occupied rentals, end of period*					9,126	10,123	(997)	(9.8)%
Investment in occupied rental homes, end of period					$543.8	$559.0	$(15.2)	(2.7)%
Weighted average monthly rental rate, end of period*					$1,192	$1,085	$107	9.9%

3rd Quarter Supplemental Information 20

Other Operating Information
Marina Segment Summary
(amounts in millions, except for statistical data)

	Three Months Ended				Nine Months Ended
	September 30, 2022	September 30, 2021	Change	% Change	September 30, 2022	September 30, 2021	Change	% Change
Financial Information
Revenues
Real property (excluding transient)	$91.1	$72.9	$18.2	25.0%	$240.1	$180.9	$59.2	32.7%
Real property - transient	7.1	6.3	0.8	12.7%	14.7	11.4	3.3	28.9%
Other	11.9	5.2	6.7	128.8%	19.3	9.8	9.5	96.9%
Total Operating	110.1	84.4	25.7	30.5%	274.1	202.1	72.0	35.6%
Expenses
Property Operating(11)	32.3	26.6	5.7	21.4%	89.3	69.3	20.0	28.9%
Real Property NOI(1)	77.8	57.8	20.0	34.6%	184.8	132.8	52.0	39.2%

Service, retail, dining and entertainment
Revenue	112.3	74.7	37.6	50.3%	310.9	202.0	108.9	53.9%
Expense	98.8	68.0	30.8	45.3%	272.1	176.1	96.0	54.5%
NOI(1)	13.5	6.7	6.8	101.5%	38.8	25.9	12.9	49.8%

Marina NOI(1)	$91.3	$64.5	$26.8	41.6%	$223.6	$158.7	$64.9	40.9%

Other information
Number of properties					131	120	11	9.2%
Total wet slips and dry storage spaces					46,185	43,615	2,570	5.9%

3rd Quarter Supplemental Information 21

Other Operating Information
Operating Statistics for MH and Annual RVs (excluding UK Operations)

Locations	Resident Move-outs	Net Leased Sites(6)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	1,605	980	148	255	1,204
Michigan	419	166	52	1,087	211
Ontario, Canada	459	242	76	21	291
Texas	389	154	66	174	67
Arizona	94	159	35	27	128
Indiana	37	31	5	150	21
California	105	69	22	8	113
Colorado	3	12	19	25	44
Connecticut	34	11	29	3	32
New York	71	15	7	7	10
New Hampshire	1	(2)	4	1	39
Maine	102	40	12	20	8
New Jersey	138	291	2	1	7
Virginia	146	28	—	7	6
Other states	589	113	70	205	134
Nine Months Ended September 30, 2022	4,192	2,309	547	1,991	2,315

Total For Year Ended	Resident Move-outs	Net Leased Sites(6)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2021	5,276	2,483	732	3,356	3,528
2020	5,365	2,505	570	2,296	2,557

Percentage Trends	Resident Move-outs	Resident Re-sales
2022 TTM	2.9%	7.1%
2021	2.7%	8.4%
2020	3.3%	6.9%

3rd Quarter Supplemental Information 22

Endnotes, Reconciliations and Definitions

(1)Investors in and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), and earnings before interest, tax, depreciation and amortization ("EBITDA") as supplemental performance measures. The Company believes that FFO, NOI and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.
•FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles ("GAAP") depreciation and amortization of real estate assets.
•NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.
•EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO is defined by the National Association of Real Estate Investment Trusts ("Nareit") as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, real estate related impairments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business ("Core FFO"). In addition, the Company calculates Constant Currency Core FFO by translating the operating results from the UK, Canada and Australia at the foreign currency exchange rates used for guidance. The Company believes that Core FFO and Constant Currency Core FFO provide enhanced comparability for investor evaluations of period-over-period results.
The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Furthermore, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company's interpretation of standards established by Nareit, which may not be comparable to FFO reported by other REITs that interpret the Nareit definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating activities as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level. In addition, the Company calculates Constant Currency NOI for its UK Operations by translating the operating results at the foreign currency exchange rate used for guidance. The Company believes that NOI and Constant Currency NOI provide enhanced comparability for investor evaluations of period-over-period results.
3rd Quarter Supplemental Information 23

EBITDA as defined by Nareit (referred to as "EBITDAre") is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company's performance on a basis that is independent of capital structure ("Recurring EBITDA").
The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company's cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.
(2)Same Property results for our MH and RV properties reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at the 2022 average exchange rate of $0.7664 USD per Canadian dollar.
(3)The Same Property MH and RV blended occupancy for 2022 is derived from 125,024 developed sites, of which 122,419 were occupied. The Same Property adjusted MH and RV blended occupancy percentage is derived from 124,284 developed sites, of which 122,419 were occupied. The number of developed sites excludes RV transient sites and nearly 750 recently completed but vacant MH expansion sites.
The Same Property adjusted MH and RV blended occupancy percentage for 2021 has been adjusted to reflect incremental period-over-period growth from newly occupied expansion sites and the conversion of transient RV sites to annual RV sites.
(4)The effect of certain anti-dilutive convertible securities is excluded from these items.
(5)Revenue producing site net gains do not include occupied sites acquired during the year.
(6)MH and annual RV developed sites and occupancy percentages include MH and annual RV sites, and exclude transient RV sites, as applicable.
(7)Other income / (expense), net was as follows (in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Litigation settlement	$3.4	$—	$3.4	$—
Contingent consideration benefit / (expense)	$—	$(9.2)	$—	$(9.3)
Long term lease termination benefit / (expense)	(0.2)	—	0.1	—
Repair reserve on repossessed homes	(0.4)	(0.1)	(0.9)	(0.7)
Other income / (expense), net	$2.8	$(9.3)	$2.6	$(10.0)

3rd Quarter Supplemental Information 24

(8)Calculations of Diluted Weighted Average Common Shares Outstanding for EPS and FFO are as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Diluted Weighted Average Common Shares Outstanding - EPS
Weighted Average Common Shares Outstanding - Basic	122.4	115.1	119.2	111.7
Common shares dilutive effect: forward equity offering	—	—	0.2	—
Common and preferred OP units dilutive effect	0.4	3.0	2.5	2.6
Weighted Average Common Shares Outstanding - Diluted	122.8	118.1	121.9	114.3

Diluted Weighted Average Common Shares Outstanding - FFO(1)
Weighted Average Common Shares Outstanding - Basic	122.4	115.1	119.2	111.7
Common shares dilutive effect from forward equity sale	—	—	0.2	—
Restricted stock	0.3	0.4	0.4	0.4
Common OP units	2.5	—	2.5	2.6
Common stock issuable upon conversion of certain preferred OP units	1.5	0.5	3.1	0.4
Weighted Average Common Shares Outstanding - Diluted	126.7	116.0	125.4	115.1

(9)Other acquisition related costs represent (a) nonrecurring integration expenses associated with acquisitions during the three and nine months ended September 30, 2022 and 2021, (b) Costs associated with potential acquisitions that will not close, (c) costs associated with the termination of the bridge loan commitment during the three months ended March 31, 2022 related to the acquisition of Park Holidays and (d) expenses incurred to bring recently acquired properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy.
(10)Other adjustments, net was as follows (in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Contingent consideration (benefit) / expense	$(3.4)	$9.1	$(3.4)	$9.3
Long term lease termination (benefit) / expense	0.2	—	(0.1)	—
Deferred tax (benefit) / expense	(3.6)	1.2	(3.9)	1.1
RV rebranding non-recurring cost	—	1.1	2.2	1.1
Accelerated deferred compensation amortization	0.3	—	0.4	—
Gain on sale of investment in a non-consolidated affiliate	—	—	(0.3)	—
Other adjustments, net	$(6.5)	$11.4	$(5.1)	$11.5

(11)Same Property results for our MH, RV and Marina properties, UK Operations results, and Acquisitions and Other results, net certain utility revenue against the related utility expense in Property Operating expense as follows (in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Same Property MH / RV	$22.1	$19.8	$60.6	$54.4
Same Property Marina	2.9	2.9	8.3	8.4
UK Operations	3.1	N/A	5.6	N/A
Acquisition and Other (excluding UK operations)	4.0	1.7	9.6	4.1
Total	$32.1	$24.4	$84.1	$66.9
Marina segment results (page 21) - Summary of utility revenue netted against the related utility expense in Property Operating expense (in millions). These amounts are broken out and included within Same Property Marina and Acquisition and Other in the table above.

	Three Months Ended		Nine Months Ended
	September 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Marina total portfolio	$5.6	$4.3	$14.8	$10.5
3rd Quarter Supplemental Information 25

(12)Same Property supplies and repair expense for our MH and RV properties excludes $0.8 million and $1.6 million for the three and nine months ended September 30, 2021, respectively, of expenses incurred for recently acquired properties to bring the properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy.
(13)Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.
(14)Calculated using actual results without rounding.
(15)Acquisitions and Other (excluding UK Operations) is comprised of recent acquisitions, recently opened ground-up development projects in stabilization and properties undergoing redevelopment.
(16)Capital expenditures related to acquisitions represent the purchase price of existing operating properties and land parcels to develop expansions or new properties. Expenditures consist of capital improvements identified during due diligence that are necessary to bring the properties to the Company's operating standards. These costs for the nine months ended September 30, 2022, include $79.6 million at our MH and RV properties and $141.3 million at our marina properties. For the years ended December 31, 2021 and 2020, these costs were $75.8 million at our MH and RV properties and $100.7 million at our marina properties, and $40.6 million at our MH and RV properties, respectively. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters and furniture; new maintenance facilities; lot modifications; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.
(17)Expansion and development expenditures consist primarily of construction costs such as roads, activities, and amenities, and costs necessary to complete home and RV site improvements, such as driveways, sidewalks and landscaping at our MH and RV communities. Expenditures also include costs to rebuild after damage has been incurred at MH, RV or marina properties, and research and development.
(18)Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the communities and marinas. Recurring capital expenditures at our MH and RV properties include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. Recurring capital expenditures at our marinas include items such as: dredging, dock repairs and improvements, and equipment maintenance and upgrades. The minimum capitalized amount is five hundred dollars.
(19)Lot modification capital expenditures are incurred to modify the foundational structures required to set a new home after a previous home has been removed. These expenditures are necessary to create a revenue stream from a new site renter and often improve the quality of the community. Other lot modification expenditures include land improvements added to annual RV sites to aid in the conversion of transient RV guests to annual contracts.
(20)Growth projects consist of revenue generating or expense reducing activities at MH and RV communities, and marinas. This includes, but is not limited to, utility efficiency and renewable energy projects, site, slip or amenity upgrades such as the addition of a garage, shed or boat lift, and other special capital projects that substantiate an incremental rental increase.
(21)Rebranding includes new signage at our RV communities and costs of building an RV mobile application and updated website.
(22)Line of credit and other debt includes borrowings under the Company's $4.2 billion senior credit facility and a $22.3 million unsecured term loan.
Line of credit and other debt previously included borrowings under the Company's $2.0 billion credit facility and, the debt under the Company's $12.0 million MH floor plan facility, which was terminated in October 2021.
Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.
3rd Quarter Supplemental Information 26